Exhibit (b)(ii)

As of August 21, 2020

Citibank, N.A. - ADR Department
388 Greenwich Street
New York, New York 10013

Migration of Certain Affiliate Share Holdings to Hong Kong Register

Ladies and Gentlemen:

Reference is made to the (i) Deposit Agreement, dated as of September 24, 2014, as amended and supplemented from time to time (the “Deposit Agreement”), by and among Alibaba Group Holding Limited, a company organized under the laws of the Cayman Islands (the “Company”), Citibank, N.A., a national banking association (“Citibank”) organized and existing under the laws of the United States of America, as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder, and (ii) Letter Agreement (Listing of Alibaba Shares in Hong Kong), dated as of November 20, 2019 (the “HK Listing Letter Agreement”), by and between the Company and the Depositary. All capitalized terms used, but not otherwise defined herein, shall have the meaning assigned thereto in the HK Listing Letter Agreement.

The HK Listing Agreement provides, inter alia, that the Company shall not permit any Shares that are “Restricted Securities” (as defined in the Deposit Agreement) to be transferred from registration on the Cayman Register to registration on the HK Register unless procedures satisfactory to the Company and the Depositary are in place to prevent such Shares from being deposited under the Deposit Agreement for the issuance of freely transferable ADSs.

Some of the Company’s shareholders that are presently considered “Affilliates” (as defined in the Deposit Agreement and hereinafter used as so defined) of the Company, have requested that they be permitted to migrate some of their shares in the Company (the “Subject Shares”) from the Cayman Register to the HK Register and to introduce such Subject Shares into CCASS for credit to brokerage accounts to be established by the Affiliates with brokers that have CCASS - eligible accounts (directly or indirectly).

The Company and the Depositary agree that the Subject Shares may be migrated into CCASS by the Affiliates for credit to their respective brokerage accounts provided that the following procedures are implemented:

1.	The applicable Affiliate executes and delivers to the Company and the Depositary an Affiliate Investor Undertaking substantially in the form attached hereto as Exhibit A (the “Affiliate Investor Undertaking”) prior to the migration of the applicable Subject Shares to CCASS;

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2.	If requested by the Company and the Depositary, the applicable Affiliate delivers to the Company and the Depositary, prior to the migration of the applicable Subject Shares to CCASS, a copy of the applicable Broker (as defined in the Affiliate Investor Undertaking and hereinafter used as so defined) acknowledgement provided by the Broker to the Affiliate as contemplated in Section 8 of the Affiliate Investor Undertaking; and

3.	The Depositary requires, from and after the date hereof, that each person depositing Shares into the Company’s ADR program via CCASS deliver (physically or electronically) to the Depositary a Deposit Certification, substantially in the form attached hereto as Exhibit B (the “Deposit Certification”), unless the Depositary and the Company after the date hereof agree that the requirement of such delivery of a Deposit Certification may be suspended.

For avoidance of doubt, the Company agrees that the Subject Shares, once contributed to CCASS shall for purposes of the Deposit Agreement and the HK Listing Letter Agreement be treated as HK Shares for which any deposit into the ADR program shall not require the prior consent of the Company.

The Company and the Depositary acknowledge and agree that the indemnification provisions of Section 5.8 of the Deposit Agreement shall apply to the acts performed or omitted by the Depositary and the Custodian as contemplated by this Letter Agreement.

This Letter Agreement shall be interpreted in accordance with, and all the rights and obligations hereunder shall be governed by, the laws of the State of New York as applicable to contracts to be wholly performed within the State of New York. The terms of Section 7.6 of the Deposit Agreement shall apply to this Letter Agreement and the actions taken hereunder.

This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of such counterparts shall constitute the same agreement.

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The Company and the Depositary have caused this Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

ALIBABA GROUP HOLDING LIMITED

By:	/s/ Timothy A. Steinert
Name: Timothy A. Steinert
Title: Company Secretary

CITIBANK, N.A.,
as Depositary

By:	/s/ Hank Hui
Name: Hank Hui
Title: Director

Attachment(s)

A Form of Affiliate Investor Undertaking

B Form of Deposit Certification

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Attachment A

Affiliate Investor Undertaking

[________________], 2020

Citibank, N.A. – DR Services Department
388 Greenwich Street
New York, New York 10013
Attn: Account Management

Alibaba Group Holding Limited
c/o Alibaba Group Services Limited
26/F Tower One
Times Square
1 Matheson Street
Causeway Bay, Hong Kong
Attn: Legal Department

[_______]– Prime Brokerage

Dear Sirs,

Reference is hereby made to (i) the Deposit Agreement, dated as of September 24, 2014 and as amended and supplemented from time to time (as so amended and supplemented, the “Deposit Agreement”), by and among Alibaba Group Holding Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares (collectively, the “ADSs”) issued thereunder, and (ii) the Letter Agreement, dated as of November 20, 2019 (the “HK Letter Agreement”), by and between the Company and the Depositary, with respect to the transfer of certain Shares (as defined in the Deposit Agreement) that are Restricted Securities (as defined in the Deposit Agreement and hereinafter used as so defined) from the Cayman register of Shares (the “Cayman Register”) to the Hong Kong register of Shares (the “Hong Kong Register”). All capitalized terms used but not defined herein shall have the meaning given to such terms in the Deposit Agreement.

[_________](the “Investor”) intends to contribute (the “Contribution”) certain Shares (the “Subject Shares”) that it beneficially owns and holds on the Cayman Register to one or more prime brokerage accounts (each, a “PB Account”) established with one or more prime brokerages (each, a “Prime Broker”) for the purpose of securing certain forms of financing from the Prime Broker (the “Financings”). The Contribution requires the transfer of the Subject Shares from the Cayman Register to the Hong Kong Register and the dematerialization of the Subject Shares into the Central Clearing and Settlement System of the Hong Kong Stock Exchange (“CCASS”). The Investor understands that it is an Affiliate of the Company and that, as a result, any pledge, offer, sale or other transfer of any of its Shares (including any transfer to deposit Shares into the ADR program existing under the Deposit Agreement (the “ADR Program”)) is subject to limitations under the Securities Act and the Deposit Agreement.

In connection with the Contribution of the Subject Shares to the PB Accounts with the Prime Brokers, and the agreement of the Company to enable the transfer of the Subject Shares from the Cayman Register to the HK Register and the dematerialization of the Subject Shares in CCASS, the Investor hereby irrevocably agrees with, represents, warrants and covenants to, and for the benefit of, the Company and the Depositary as follows:

1.	The Investor is the beneficial owner of the Subject Shares and will continue to be the beneficial owner of the Subject Shares upon their Contribution to the PB Accounts in dematerialized form.

2.	The Investor is a person other than a “U.S. person” (as defined in Regulation S (“Regulation S”)) under the Securities Act and is located outside the United States (as defined in Regulation S).

3.	The Investor will not offer to sell, sell or otherwise transfer the Subject Shares in a transaction or series of transactions constituting a “sale” for the purposes of Section 5 of the Securities Act except in transactions that (x) are either registered under the Securities Act or exempt from registration under the Securities Act, and (y) result in the Subject Shares not being Restricted Securities in the hands of the transferee beneficial owner. The Investor confirms, for the avoidance of doubt, that any Subject Shares offered, sold or otherwise transferred in a transaction or series of transactions constituting a “sale” for the purposes of Section 5 of the Securities Act that are subject in the hands of the transferee beneficial owner to any limitation on sale into the U.S. or to U.S. persons (e.g. under Rule 903 of Regulation S) shall be deemed Restricted Securities. For the avoidance of doubt, this provision shall not prohibit repurchase agreements (commonly referred to as “repo” transactions), share lending transactions, and collateral swap transactions whereby the Investor retains ultimate beneficial ownership of the Subject Shares.

4.	Any pledge of the Subject Shares by the Investor (each, a “Pledge”) will provide that any transfer of the Subject Shares as a result of, or in connection with, the enforcement by the pledgee of its security interest in the Subject Shares must be in a transaction that (x) is either registered under the Securities Act or exempt from registration under the Securities Act, and (y) results in the Subject Shares not being Restricted Securities in the hands of the transferee beneficial owner (for the avoidance of doubt any Subject Shares offered, sold or otherwise transferred that are subject in the hands of the transferee beneficial owner to any limitation on sale into the U.S. or to U.S. persons (e.g., under Rule 903 of Regulation S) shall be deemed Restricted Securities).

5.	The Investor will not deposit, or cause or permit to be deposited, the Subject Shares into the ADR Program so long as the Subject Shares are, and the ADSs issuable upon deposit of the Subject Shares will be, Restricted Securities (except upon terms contemplated in Section 2.14 of the Deposit Agreement).

6.	The Investor agrees to provide to the Company and the Depositary such information and such confirmations available to the Investor about the Investor, the Contribution, the Subject Shares, each PB Account, the Financings, each Prime Broker, each Pledge, the agreements, representations, warranties and covenants of the Investor herein, and the acknowledgments of each Prime Broker specified herein, that the Company and/or the Depositary may reasonably request in connection with any law, court, regulator or legal process applicable in connection with the management and operation of the ADR Program as pertains to the Subject Shares. The Company and the Depositary will each treat such information and confirmations as confidential, provided that the Company and/or the Depositary may disclose any such information as required by any law, court, regulator or legal process.

7.	The Investor understands, and has informed each Prime Broker in writing, that nothing contained herein, in the Deposit Agreement or the HK Letter Agreement (i) obligates the Depositary to accept the Subject Shares for deposit into the ADR Program and to issue ADSs in respect thereof, and (ii) gives the Investor, any Prime Broker or any other pledgee of, or interest holder in, the Subject Shares the right to deposit the Subject Shares into the ADR Program and to receive ADSs in respect thereof.

8.	Prior to each Deposit, the Investor will inform each Prime Broker in writing, and each Prime Broker will acknowledge in writing to the Investor (and the Investor will provide a copy thereof to each of the Company and the Depositary) with respect to the Subject Shares deposited with such Prime Broker (the “Relevant Shares”) that:

a.	The Investor and SoftBank Group Corp. collectively own more than 10% of the outstanding shares of the Company and as such each is considered an “affiliate” of the Company under the Securities Act,

b.	The Investor is a person other than a “U.S. person” (as defined in Regulation S) under the Securities Act and is located outside the United States (as defined in Regulation S),

c.	The Relevant Shares may not be offered for sale, sold or otherwise transferred (including, without limitation, any transfer by such Prime Broker as pledgee of the Relevant Shares pursuant to a Pledge) in a transaction or series of transactions constituting a “sale” for the purposes of Section 5 of the Securities Act except in transactions that are either registered under the Securities Act or exempt from registration under the Securities Act,

d.	The Relevant Shares owned by the Investor may not be deposited into the ADR Program so long as the Relevant Shares are, and the ADSs issuable upon deposit will be, Restricted Securities (except upon terms contemplated in Section 2.14 of the Deposit Agreement) and nothing contained in the Deposit Agreement obligates the Depositary to accept the Relevant Shares for deposit into the ADR Program and to issue ADSs in respect thereof, and

e.	The Investor may be required to provide to the Company and the Depositary such information and such confirmations available to the Investor about the Relevant Shares, the PB Account maintained with such Prime Broker, the Pledge of the Relevant Shares, and the Financings with respect to the Relevant Shares, and the acknowledgement of such Prime Broker contained herein, that the Company and/or the Depositary may reasonably request in connection with any law, court, regulator or legal process applicable in connection with the management and operation of the ADR Program as pertains to the Relevant Shares.

9.	The Investor and [•] understand that the Company and the Depositary are relying on the agreements, representations, warranties, covenants of the Investor set forth herein, and the acknowledgment of the Prime Brokers, in enabling the transfer of the Subject Shares from the Cayman Register to the HK Register, and the dematerialization of the Subject Shares in CCASS, for the Investor, and the Investor and [•] agree to indemnify the Depositary and any of its directors, officers, employees, agents and affiliates against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, reasonable fees and expenses of counsel) arising from the breach by the Investor of the representations, warranties, agreements and covenants contained herein and any actions of the Prime Brokers in breach of limitations specified herein with respect to the Subject Shares.

10.	The Investor and [•] have each caused this letter of undertaking to be executed and delivered by (a) person(s) thereunto duly authorized and this letter of undertaking is the legal, valid and binding obligation of the Investor, enforceable against the Investor upon its terms.

This letter of undertaking shall be interpreted in accordance with, and all the rights and obligations hereunder and provisions hereof shall be governed by, the laws of the State of New York.

The Investor and [•] each agrees that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of, or in connection with, this letter of undertaking and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.

The Investor and [•] each confirms that it has designated and appointed [•], located at [•], as its agent for service of process in any proceedings before any United States Federal or State court sitting in New York City in connection with the letter of undertaking.

The Investor and [•] each irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of, or in connection with, this letter of undertaking, and any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided above, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the Investor and [•] further irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, this letter of undertaking.

The rights and obligations contained in this letter of undertaking shall survive the modification, termination or expiration of the Deposit Agreement, the HK Letter Agreement, the Financing and the completion of any transactions in respect of the Subject Shares.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor has caused this letter of undertaking to be executed and delivered by an officer thereunto duly authorized.

[____________]

By: ______________________

       Name: _________________
       Title: __________________

Joined for Purposes of Section 9 above:

[•]

By: ______________________

       Name: _________________
       Title: __________________

Agreed and Accepted:

Alibaba Group Holding Limited

By: ______________________

       Name: _________________
       Title: __________________

Agreed and Accepted:

Citibank, N.A., as ADR Depositary

By: ______________________

       Name: _________________
       Title: __________________

ATTACHMENT B

Form of Certification of Persons Presenting HK Shares of Alibaba Group Holding Limited for Deposit Under the Deposit Agreement

Citibank, N.A. – DR Services Department
388 Greenwich Street
New York, New York 10013
Attn: Account Management

Alibaba Group Holding Limited - Deposit of HK Shares

We refer to the Deposit Agreement, dated as of September 24, 2014 and as amended and supplemented from time to time (as so amended and supplemented, the “Deposit Agreement”), by and among Alibaba Group Holding Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares (collectively, the “ADSs”) issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement. A copy the Deposit Agreement is on file with the Securities and Exchange Commission as an exhibit to Registration Statement on Form F-6 (Reg No. 333-231579) and can be retrieved from the Securities and Exchange Commission’s website at www.sec.gov.

1.                  This certification is furnished in connection with the deposit of Shares (the “Deposited Shares”) in Hong Kong and the issuance of ADSs pursuant to Sections 2.3 and 3.1 of the Deposit Agreement.

2.                  The undersigned certifies that:

(a)              the undersigned is not the Company or an “Affiliate” (as such term is defined in the Deposit Agreement and hereinafter used as so defined) of the Company and that, if the undersigned is acting on behalf of another person, such person is not the Company and has confirmed to the undersigned that it is not an Affiliate of the Company and that it is not acting on behalf of the Company or an Affiliate of the Company,

AND

(b)              the Deposited Shares are not and upon deposit shall not be, and the ADSs issued in respect of the Deposited Shares shall not be, “Restricted Securities” (as such term is defined in the Deposit Agreement and hereinafter used as so defined),

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AND

(c)               the Deposited Shares were acquired, directly or indirectly, either:

(i) in an open market transaction executed on, or in a direct business transaction between a broker/dealer and its client that is reported by the broker to, the Hong Kong Stock Exchange, or in an open market transaction in ADS form on The New York Stock Exchange prior to conversion into Hong Kong Shares, or

(ii) in a transaction registered with the U.S. Securities and Exchange Commission (“SEC”) under the U.S. Securities Act of 1933, as amended (“Securities Act”), including Deposited Shares acquired as part of the Company’s equity incentive plans, and as part of any public offerings by the Company, registered with the SEC,1 or

(iii) in a transaction exempt from registration with the SEC under the Securities Act and the applicable “restricted period” or “distribution compliance period” has elapsed.2

The undersigned confirms the deemed representations and warranties of persons depositing Shares under the Deposit Agreement, which provide that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

1 Please check the applicable acquisition documents for reference or contact Citibank, N.A., the depositary bank for the ADSs, at citiadr@citi.com.

2 If you acquired the Subject Shares from the Company as a “non-U.S. person located outside the U.S.” in a transaction exempt from registration with the SEC under Regulation S under the Securities Act, the “distribution compliance period” is probably 40 days from the date of acquisition. Please check the applicable acquisition documents for reference or contact the Citibank.

If you acquired the Subject Shares from the Company in a “private placement” transaction exempt from registration with the SEC under Section 4(a)(2) of the Securities Act, the applicable “restricted period” is probably one (1) year from the date of acquisition. Please check the applicable acquisition documents for reference or contact the Company.

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The undersigned understands that the Depositary will be relying on the certifications contained herein in issuing the ADSs in respect of the Deposited Shares upon the terms of the Deposit Agreement.

Very truly yours,

________________________________
[Name of Certifying Person or Entity]

By:	_________________________
Name:
Title:
Date:

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